Exhibit 21.1

Name	Jurisdiction of Organization
Mattress Intermediate Holdings, Inc. (1)	Delaware
Mattress Holdco, Inc. (2)	Delaware
Mattress Holding Corp. (3)	Delaware
Mattress Firm, Inc. (4)	Delaware
Mattress Firm–Vision Park, LLC (4)	Delaware
The Mattress Venture, LLC (5)	Texas
Maggie’s Enterprises, LLC (5)	Virginia
Mattress Firm–Arizona, LLC (5)	Arizona
Metropolitan Mattress Corporation (6)	Arizona
MGHC Holding Corporation (5)	Delaware
Mattress Giant Acquisition Corporation (7)	Delaware
Mattress Giant Corporation (8)	Texas
MGC Membership Corporation (9)	Delaware
MGiant GenPar, LLC (10)	Delaware
MGiant LimPar, LLC (10)	Delaware
Mattress Giant I Limited Partnership (11)	Texas

(1)                                  Wholly-owned subsidiary of Mattress Firm Holding Corp.

(2)                                  Wholly-owned subsidiary of Mattress Intermediate Holdings, Inc.

(3)                                  Wholly-owned subsidiary of Mattress Holdco, Inc.

(4)                                  Wholly-owned subsidiary of Mattress Holding Corp.

(5)                                  Wholly-owned subsidiary of Mattress Firm, Inc.

(6)                                  Wholly-owned subsidiary of Mattress Firm–Arizona, LLC

(7)                                  Wholly-owned subsidiary of MGHC Holding Corporation

(8)                                  Wholly-owned subsidiary of Mattress Giant Acquisition Corporation

(9)                                  Wholly-owned subsidiary of Mattress Giant Corporation

(10)                            Wholly-owned subsidiary of MGC Membership Corporation

(11)                            Limited partnership owned by MGiant GenPar, LLC (1% general partnership interest) and MGiant LimPar, LLC (99% limited partnership interest)